UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2018

NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51567	04-3454702
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Merrimack Street, Lawrence, MA		01843
(Address of principal executive offices)		(Zip Code)

(978) 687-4700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

NxStage held its 2018 Annual Meeting of Stockholders on May 24, 2018. Set forth below are the final voting results for each of the matters submitted to a stockholder vote at the 2018 Annual Meeting.

1.	Stockholders elected each of the nine nominees to NxStage's Board of Directors to serve until the 2019 Annual Meeting of Stockholders, with the votes cast as follows:

Director Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jeffrey H. Burbank	39,927,067	29,851	180,184	6,435,359
Heyward R. Donigan	38,761,539	1,191,129	184,434	6,435,359
Robert G. Funari	35,023,570	4,929,489	184,043	6,435,359
Daniel A. Giannini	39,491,736	457,296	188,070	6,435,359
Earl R. Lewis	38,764,974	1,183,840	188,288	6,435,359
Jean K. Mixer	38,762,785	1,190,921	183,396	6,435,359
Craig W. Moore	36,920,933	3,030,444	185,725	6,435,359
Reid S. Perper	39,193,631	756,133	187,338	6,435,359
James J. Peters	39,218,835	730,579	187,688	6,435,359

2.	Stockholders approved, on an advisory basis, the named executive officers’ compensation as disclosed in NxStage's proxy statement, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,660,967	14,076,333	399,802	6,435,359

3.	Stockholders ratified the selection of Ernst & Young LLP to serve as NxStage's independent registered public accounting firm for the 2018 fiscal year, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,117,240	180,441	274,780	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NxStage Medical, Inc.

By: /s/ Winifred L. Swan
Winifred L. Swan
General Counsel
Date: May 29, 2018